American Balanced Fund 6455 Irvine Center Drive Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

GREGORY D. JOHNSON, Vice Chairman, President and Principal Executive Officer, and JEFFREY P. REGAL, Treasurer and Principal Financial Officer of American Balanced Fund (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended June 30, 2015 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN BALANCED FUND	AMERICAN BALANCED FUND

/s/ Gregory D. Johnson	/s/ Jeffrey P. Regal
Gregory D. Johnson, Vice Chairman, President	Jeffrey P. Regal, Treasurer

Date: August 31, 2015	Date: August 31, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN BALANCED FUND and will be retained by AMERICAN BALANCED FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.